SECURITIES AND EXCHANGE COMMISSION
UNITED STATES
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2011

STEVEN MADDEN, LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-23702	13-3588231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52-16 Barnett Avenue, Long Island City, New York		11104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code:     (718) 446-1800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 23, 2011, Steven Madden, Ltd. (the “Company”) announced that, pursuant to a Stock Purchase Agreement, dated May 20, 2011 (the “Stock Purchase Agreement”), between the Company, The Topline Corporation, a Washington corporation (“Topline”), and William F. Snowden (the “Shareholder”), the Company had acquired all of the issued and outstanding shares of capital stock of Topline. The purchase price was $55.0 million, subject to a working capital adjustment, plus an earn-out purchase price payment to be made by the Company based upon the EBITDA (as defined in the Stock Purchase Agreement) of Topline and its subsidiaries in the one year period beginning on July 1, 2011. The earn-out purchase price payment is payable eighteen months after the closing of the Stock Purchase Agreement. The parties to the Stock Purchase Agreement have made customary representations, warranties and covenants therein.

The foregoing summary of the Stock Purchase Agreement is not intended to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

    As discussed in Item 1.01 above, on May 20, 2011, the Company acquired all of the issued and outstanding shares of capital stock of Topline for a purchase price of $55.0 million, subject to a working capital adjustment, plus a certain earn-out purchase price payment. A copy of the Company’s press release, dated May 23, 2011, announcing the completion of the acquisition is filed herewith as Exhibit 99.1 and is incorporated by reference herein in its entirety.

Item 9.01(d) Financial Statements and Exhibits.

In reviewing the agreement included as an exhibit to this report, please remember that it is included to provide you with information regarding its terms and is not intended to provide any other factual or disclosure information about the Company, its subsidiaries or other parties to the agreements. The Agreement contains representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

●	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

●	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

●	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this report not misleading. Additional information about the Company may be found elsewhere in the Company’s other public files, which are available without charge through the SEC’s website at http://www.sec.gov.

2.1 Stock Purchase Agreement, dated May 20, 2011, between the Company, The Topline Corporation and William F. Snowden.

99.1 Press Release dated May 23, 2011, announcing the Company’s acquisition of The Topline Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEVEN MADDEN, LTD.
(registrant)

May 25, 2011	By:	/s/ Edward R. Rosenfeld
Edward R. Rosenfeld
Chief Executive Officer